Exhibit 32.2
Certification of Principal Financial Officer
In connection with the Quarterly Report of Tecumseh Products Company (the “Company”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Form 10-Q”), I, Janice E. Stipp, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o(d)); and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2015	By:	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer and Secretary